UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 1, 2007

American Resource Technologies, Inc.

Kansas	0-12809	48-0846635
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

896 N. Mill Street, #203 Lewisville, Texas 75057 (Address of principal executive offices)

     (972) 219-8585
(Registrant's telephone number, including area code)

Item 5. Other Events.

At a special Board of Directors meeting on November 1, 2007 the directors elected to grant a common stock dividend of ten per cent (10%) to all shareholders of record as of the close of business on November 30, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNED on this the 2nd day of November 2007.

American Resource Technologies, Inc.

By: /s/ M. H. McIlvain
M. H. McIlvain, Executive Vice-President